                                                                                                   COMPUTATION OF RATIO OF                                     EXHIBIT 12
                                                                                                  EARNINGS TO FIXED CHARGES
                                                                                                           UNAUDITED

                                                                                                  Fiscal Year Ended September 30
                                                       -----------------------------------------------------------------------------------------------------

                                                               2002                  2001                 2000                 1999              1998
                                                       -----------------------------------------------------------------------------------------------------

EARNINGS:

Income Before Interest Charges and Minority Interest
     in Foreign Subsidiaries (2)                                     222,137              172,060             $226,696             $202,512        $118,085
Allowance for Borrowed Funds Used in Construction                        446                  438                  424                  303             110
Federal Income Tax                                                     8,637               71,625               22,143               44,583          43,626
State Income Tax                                                       1,385               21,330               13,067                6,215           6,635
Deferred Inc. Taxes - Net (3)                                         62,018              (55,844)              41,858               14,030         (26,237)
Investment Tax Credit - Net                                             (702)                (353)              (1,051)                (729)           (663)
Rentals (1)                                                            4,906                4,893                4,561                4,281           4,672
                                                       -----------------------------------------------------------------------------------------------------

                                                                    $298,827             $214,149             $307,698             $271,195        $146,228
                                                       =====================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
   Discount of Funded Debt                                           $90,543              $81,851              $67,195              $65,402         $53,154
Interest on Commercial Paper and
   Short-Term Notes Payable                                            6,218               21,733               23,840               17,319          13,605
Other Interest (2)                                                     7,410                2,072                7,495                2,835          16,919
Rentals (1)                                                            4,906                4,893                4,561                4,281           4,672
                                                       -----------------------------------------------------------------------------------------------------

                                                                    $109,077             $110,549             $103,091              $89,837         $88,350
                                                       =====================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                      2.74                 1.94                 2.98                 3.02            1.66

Notes:
   (1) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (2) Fiscal 2002, 2001, 2000, 1999 and 1998 reflect the reclassification of $1,927, $1,927, $1,979, 1,927 and $1,839 representing the loss on reacquired debt amortized during each period, from Other Interest Charges to Operation Expense.
   (3) Deferred Income Taxes - Net for fiscal 1998 excludes the cumulative effect of change in accounting.